EXHIBIT 10.23

[GRAPHIC APPEARS HERE]

AMENDMENT NUMBER FOUR

TO

SBU BANK

INCENTIVE SAVINGS PLAN

Pursuant to Section 11.1 of SBU Bank Incentive Savings Plan as Amended and Restated Effective January 1, 1999, Including Provisions Effective Retroactive to January 1, 1997 (the “Plan”), the Plan is amended as follows, effective as of the dates set forth therein:

1. INTRODUCTION - Effective October 22, 2002, the Introduction of the Plan shall be amended by adding the following sentence at the end of the ninth paragraph thereof to read as follows:

Effective October 22, 2002, the Executive Management Group will no longer be eligible to direct Before-Tax Contributions, Special Contributions, Matching Contributions and Post-Tax Contributions toward purchases of Shares in the Employer Stock Fund, nor reinvest cash dividends declared with respect to the Employer Stock Fund toward the purchase of additional Shares.

2. INTRODUCTION – Effective October 1, 2002, the Introduction of the Plan shall be amended by adding the following paragraph at the end thereof to read as follows:

Effective December 27, 2002, SBU Bank acquired Herkimer County Trust Company (“Herkimer Trust”). In connection with this acquisition, with respect to an employee formerly employed by Herkimer Trust, and who becomes an Employee of the Employer on or after October 1, 2002, former employment with Herkimer Trust shall be deemed employment with the Employer for purposes of determining eligibility to participate and vested service under the Plan.

3. ARTICLE I - Effective October 22, 2002, Article I shall be amended by adding the following new definition as Section 1.30, all Sections following and all cross-references shall be renumbered accordingly:

1.30	“Executive Management Group” means, effective October 22, 2002, the Employer’s Executive Management Group, comprised of any senior officer with any one of the following titles: President/Chief Executive Officer, Senior Vice President or Vice President, Human Resources.

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233 Genesee Street | Utica, N.Y 13501 | Tel 315.768.3000 | www.sbu.com

4. ARTICLE I – Effective October 1, 2002, Article I shall be further amended by adding the following new definitions as Sections 1.33 and 1.34 after its renumbering hereunder, all Sections following and all cross-references shall be renumbered accordingly:

1.33	Herkimer Trust means Herkimer County Trust Company which was acquired by the Employer on December 27, 2002.

1.34	Herkimer Trust Employee means an employee who was employed by Herkimer Trust and who becomes an Employee of the Employer on or after October 1, 2002.

5. ARTICLE II – Effective October 1, 2002, Section 2.1(b) shall be amended by adding the following paragraph at the end thereof to read as follows:

Notwithstanding the foregoing, a Herkimer Trust Employee who satisfies the eligibility requirements above shall be eligible to participate in the Plan in accordance with Section 2.3 upon satisfaction of the Plan’s eligibility requirements.

6. ARTICLE II – Effective October 1, 2002, Section 2.1(c) shall be amended in its entirety to read as follows:

(c)	For purposes of determining (i) if an Employee completed a Year of Eligibility Service and (ii) Years of Eligibility Service pursuant to Section 2.5, (A) employment with an Affiliated Employer, and (B) with respect to a Herkimer Trust Employee, all employment with Herkimer Trust shall be deemed employment with the Employer.

7. ARTICLE IV – Effective October 1, 2002, the second paragraph of Section 4.1(c) shall be amended in its entirety to read as follows:

(c)	For purposes of determining a Participant’s Years of Service under this subsection (c) and under Section 4.3, (i) employment with an Affiliated Employer and (ii) with respect to a Herkimer Trust Employee, all employment with Herkimer Trust shall be deemed employment with the Employer.

8. ARTICLE V – Effective October 22, 2002, Section 5.3(c) shall be amended by adding the following as the second sentence thereof and the former second sentence shall follow accordingly:

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Effective October 22, 2002, the Executive Management Group will no longer be eligible to direct Before-Tax Contributions, Special Contributions, Matching Contributions and Post-Tax Contributions toward the purchase of additional Shares in the Employer Stock Fund, nor reinvest any cash dividends declared with respect to the Employer Stock Fund toward the purchase of additional Shares.

9. ARTICLE VI – Effective October 22, 2002, Section 6.1 shall be amended by adding the following at the end of the first paragraph thereof to read as follows:

Notwithstanding the foregoing, effective October 2, 2002, the Executive Management Group will no longer be eligible to direct Before-Tax Contributions, Special Contributions, Matching Contributions and Post-Tax Contributions toward the purchase of Shares in the Employer Stock Fund, including the purchase of additional Shares using cash dividends declared with respect to such Participants’ current Employer Stock Fund holdings in the Plan.

10. ARTICLE VI – Effective October 22, 2002, Section 6.1 shall be further amended by adding the following as the second paragraph thereof and the former second paragraph shall follow accordingly:

Effective October 22, 2002, any cash dividends declared with respect to Employer Stock Fund holdings of an Employee who is a member of the Executive Management Group, shall be applied toward the purchase of additional Trust Fund Units within such Employee’s Investment Accounts, other than the Employer Stock Fund, in proportion to the Employee’s current investment direction under this Section or Section 6.4(a).

11. ARTICLE VI – Effective October 22, 2002, the second sentence of Section 6.2 shall be amended in its entirety to read as follows:

Any such change shall be subject to the same conditions as if it were an initial direction under Section 6.1 and shall be applied only to any contributions to be invested on or after the effective date of such direction.

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